UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2011

ACL Semiconductors Inc.
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(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
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(Address of principal executive offices) (Zip Code)

011-852- 3666-9939
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(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 21, 2011, Atlantic Components Limited (“Atlantic”), a wholly-owned subsidiary of ACL Semiconductors Inc. (the “Company”), entered into a compensation agreement (the “Agreement”) with Kun Lin Lee, the Company’s Chief Financial Officer.

     The Agreement is effective as of June 11, 2010, and expires on December 31, 2011. Kun Lin Lee will serve as Chief Financial Officer of Atlantic and will be paid HK$50,000 (approximately US$6,400) per month. Kun Lin Lee shall also be entitled to receive 175,000 to 200,000 shares of the Company’s common stock and up to 1% of any funds raised for the Company during the years 2010 and 2011, up to a maximum of US$400,000.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Compensation Agreement with Kun Lin Lee, Chief Financial
Officer executed on February 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.

By:	/s/ Kenneth Lap Yin Chan
Kenneth Lap Yin Chan
Chief Operating Officer
Date: February 24, 2011